Exhibit 99.1

For Immediate Release

Contact:
Crescendo Communications, LLC
David Waldman, Vivian Huo or Klea Theoharis
Tel: (212) 671-1020
E-mail: cgre@crescendo-ir.com

China Green Energy Industries Acquires NICONIA Brand of Light-Weight Electric
Vehicles (LEV) and Sales Network of 350 Retail Stores

LEV business unit projected to achieve sales in excess of $45 million with estimated gross margins of 25% in 2011

New York and Jiangsu, China – January 25, 2011 – China Green Energy Industries, Inc., (OTCBB: CGRE) a leading manufacturer and distributor of high tech and environmentally friendly consumer products today announced it has acquired the NICONIA LEV brand and retail sales network. The NICONIA brand is owned by Changzhou Benshen Bicycle Co., Ltd. (“Benshen”, http://www.benshen.cn). Benshen is a leading manufacturer of light-weight electric vehicles with a sales network of approximately 350 retail stores in China. The total purchase price for the NICONIA brand and retail sales network was approximately $3.0 million.

Mr. Jianliang Shi, Chairman and Chief Executive Officer commented, “We are very excited about the purchase of NICONIA, a quality brand in China with over 200,000 LEV sold annually, and projected sales of more than $45 million in 2011. We entered the LEV market in 2008 and have experienced strong demand in this product category. LEV sales in China have grown at a 29% compound annual growth rate from 2005 – 2009 and our acquisition of NICONIA is a key milestone in enabling us to accelerate growth in this segment. We expect to generate attractive gross margins from the NICONIA branded LEVs of approximately 25%, while at the same time leveraging our current production capacity to achieve economies of scale.”

Mr. Shi concluded, “This acquisition significantly alters our product mix, with revenue from LEV sales expected to comprise 54% of our overall revenue in 2011 versus 1% of our revenue in 2009. China is one of the largest consumers of LEVs in the world and we look forward to becoming a recognized leader in this highly fragmented industry.”

About China Green Energy Industries

China Green Energy Industries is a leading manufacturer and distributor of high tech and environmentally-friendly consumer products. The company has three main product lines: light weight electric vehicles (LEV), cryogen-free refrigerators, and network/HDMI cables. It has well-established sales channels in China, with significant exports to Europe. China Green Energy Industries manufactures and distributes its own products under the brand name "Best," and also sells its product under private label to leading OEMs and Fortune 500 companies such as Wal-Mart, Carrefour, Home Depot, Ford, Pepsi, Coca-Cola, Carlsberg, Disney, etc. Additional information about the company is available at: www.chinagei.com.

This press release may contain statements that constitute “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. The words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” and similar expressions are intended to identify forward-looking statements. These statements appear in a number of places in this document and include statements regarding the intent, belief or expectation of the company, its directors or its officers with respect to events, conditions, and financial trends that may affect future plans of operations, business strategy, operating results, and financial position. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. These risks and uncertainties include, but are not limited to, the factors mentioned in the “Risk Factors” section of the company‘s Current Report on Form 8-K filed on June 11, 2010, and other risks mentioned in this press release or in our other reports filed with the Securities and Exchange Commission (the “SEC”) since the filing date of the Registration Statement. Although these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect the company‘s current judgment regarding the direction of the business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by law, the company undertakes no responsibility or obligation to update publicly these forward-looking statements, but may do so in the future in written or oral statements.

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